EXHIBIT 99.4

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The accompanying unaudited pro forma condensed combined financial statements reflect the results of its condensed consolidated operations for the year ended December 31, 2000 after giving effect to the acquisitions of Computer Equity Corporation ("Compec") and Pacific Decision Sciences Corporation ("Pacific") and the merger with Destron Fearing Corporation ("Destron"), each as described further below. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the acquisitions of Compec and Pacific and the merger with Destron as if they had occurred on January 1, 2000. The Company's year ended on December 31, 1999, Pacific's fiscal year ended on June 30, 2000, while Compec's fiscal year ended February 29, 2000 and Destron's fiscal year ended on September 30, 1999.

     These pro forma condensed combined financial statements do not include balance sheet information because this information is reflected in the Company's annual report on Form 10-K, as amended, for the 2000 fiscal year. The pro forma condensed combined statement of operations set forth below has been updated through December 31, 2000, the most recent date for which information is available.

         The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

         During June 2000, the Company's subsidiary, Compec Acquisition Corp, acquired all of the outstanding common shares of Compec in a transaction accounted for under the purchase method of accounting. The aggregate purchase price was approximately $24.7 million of which $15.8 million was paid in 4.8 million shares of the Company's common stock and $8.9 million was paid in cash. The valuation of the common stock issued was based upon the terms of the agreement. In addition, the stockholders of Compec shall be entitled to earnout payments contingent upon Compec achieving certain earnings targets in the twenty-four months following the acquisition. The purchase price for Compec has preliminarily been assigned to the assets acquired and the liabilities assumed based on their estimated fair values at the acquisition date, which approximated their book values. Based upon such allocations, the aggregate purchase price exceeded the estimated fair value of the net assets acquired (goodwill) by approximately $15.3 million, which is being amortized on a straight-line basis over 10 years. Any additional amounts paid out under the purchase price contingency provision noted above are expected to result in additional goodwill.

         On September 8, 2000, the Company completed the acquisition of Destron through a merger of its wholly-owned subsidiary, Digital Angel Corporation, formerly known as Digital Angel.net, Inc., into Destron. As a result of the merger, Destron is now a wholly-owned subsidiary of the Company and has been renamed Digital Angel Corporation. The pro forma adjustments reflecting the consummation of the merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. In connection with the merger, each outstanding share of Destron's common stock was exchanged for 1.5 shares of the Company's common stock. In addition, outstanding options and warrants to purchase shares of Destron's stock prior to the date of the merger were converted into a right to purchase that number of shares of the Company's common stock as the holders would have been entitled to receive had they exercised such options and warrants prior to September 8, 2000 and participated in the merger. The Company issued 20.5 million shares of its common stock in exchange for all the outstanding common stock of Destron and 0.3 million shares of its common stock as a transaction fee. The aggregate purchase price of approximately $84.6 million, including the liabilities was preliminarily allocated to the identifiable assets based on their estimated fair values at the merger date, with the remainder of $74.9 million recorded as goodwill, which is being amortized on a straight-line basis over 10 years. The value of the Company's shares issued in exchange for Destron's stock was calculated using the average of the closing price of the Company's stock a few days before and a few days after the date the amendment to the definitive merger agreement , which fixed the exchange ratio, was signed.

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

         Effective October 1, 2000, the Company's subsidiary, PDS Acquisition Corp, acquired all of the outstanding common shares of Pacific in a transaction accounted for under the purchase method of accounting. The aggregate purchase price of approximately $28.0 million was paid in 8.6 million shares of the Company's common stock. The valuation of the common stock issued was based upon the terms of the agreement. In addition, the stockholders of Pacific shall be entitled to earnout payments contingent upon Pacific achieving certain earnings targets in the twenty-four months following the acquisition. The purchase price for Pacific was preliminarily assigned to the assets acquired and the liabilities assumed based on their estimated fair values at the acquisition date, which approximated their book values. Based upon such allocations, the aggregate purchase price exceeded the estimated fair value of the net assets acquired (goodwill) by approximately $25.2 million, which is being amortized on a straight-line basis over 5 years. Any additional amounts paid out under the purchase price contingency provision noted above are expected to result in additional goodwill.
















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


                                                       APPLIED DIGITAL SOLUTIONS, INC.
                                         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                 For the Year ended December 31, 2000
                                                       (In thousands, except per share data)



                                                   APPLIED
                                                   DIGITAL          COMPUTER                                        DESTRON
                                                  SOLUTIONS,         EQUITY                                         FEARING
                                                     INC.          CORPORATION                                    CORPORATION
                                                  HISTORICAL       HISTORICAL                      PRO FORMA       HISTORICAL
                                                  YEAR ENDED    (JANUARY 1, 2000-                  COMBINED      (JANUARY 1, 2000-
                                                  DECEMBER 31,    MAY 31, 2000)     PRO FORMA      DECEMBER 31,  SEPTEMBER 7, 2000)
                                                     2000              (A)          ADJUSTMENTS       2000            (G)
                                                  ------------  -----------------   -----------    ------------  ------------------
Total revenue                                     $ 134,766        $ 10,453         $ -            $ 145,219        $ 12,655
Cost of goods and services sold                      82,475           7,776                           90,251           7,755
                                                  ---------------------------------------------------------------------------------

Gross profit                                         52,291           2,677                           54,968           4,900
Selling, general and administrative expenses        (64,500)         (2,848)                         (67,348)         (3,241)
Depreciation and amortization                       (11,073)           (178)          (638)(B)       (11,889)
Unusual and restructuring charges                    (6,383)                                          (6,383)
Gain on sale of subsidiaries                            486                                              486
Interest and other income                             1,095                                            1,095              58
Interest expense                                     (5,901)                          (310)(C)        (6,211)            (63)
                                                  ---------------------------------------------------------------------------------

(Loss) income from continuing operations
   before (benefit) provision for
   income taxes and minority interest               (33,985)           (349)          (948)          (35,282)          1,654

(Benefit) provision for income taxes                 (5,040)           (187)          (124)(D)        (5,351)             38
                                                  ---------------------------------------------------------------------------------

(Loss) income from continuing operations
   before minority interest                         (28,945)           (162)          (824)          (29,931)          1,616
Minority interest                                       229                                              229               -
                                                  ---------------------------------------------------------------------------------

Net (loss) income from continuing operations        (29,174)           (162)          (824)          (30,160)          1,616

Preferred stock dividends                               191                                              191
Accretion of beneficial conversion feature
and to redemption value of redeemable
preferred stock - series c                            3,857                                            3,857
                                                                                                           -
                                                  ---------------------------------------------------------------------------------
Net (loss) income from continuing operations
available to common shareholders                  $ (33,222)         $ (162)        $ (824)         $(34,208)        $ 1,616
                                                  =================================================================================

Earnings per common share - basic
   (Loss) from continuing operations                 ($0.52)
Earnings per share - diluted
   (Loss) from continuing operations                 ($0.52)

Weighted average number of common
   shares outstanding - basic                        63,825                         2,012 (E)

Weighted average number of common
   shares outstanding - diluted                      63,825                         2,012 (F)





                                                                                    PACIFIC
                                                                                    DECISION
                                                                                    SCIENCES
                                                                                   CORPORATION
                                                                   PRO FORMA        HISTORICAL                    PRO FORMA
                                                                   COMBINED         NINE MONTHS                   COMBINED
                                                     MERGER       DECEMBER 31    ENDED SEPTEMBER     MERGER      DECEMBER
                                                  ADJUSTMENTS         2000            30, 2000     ADJUSTMENTS    31, 2000
                                                  ------------     -----------    ---------------  ------------  ------------
Total revenue                                     $   -           $ 157,874         $ 6,248                        $ 164,122
Cost of goods and services sold                                      98,006           1,871                           99,877
                                                  ---------------------------------------------------------------------------------

Gross profit                                                         59,868           4,377                           64,245
Selling, general and administrative expenses                        (70,589)         (3,541)                         (74,130)
Depreciation and amortization                        (4,988)(H)     (16,877)            (25)          (3,783)(L)     (20,685)
Unusual and restructuring charges                                    (6,383)                                          (6,383)
Gain on sale of subsidiaries                                            486                                              486
Interest and other income                                             1,153              79                            1,232
Interest expense                                                     (6,274)                                          (6,274)
                                                  ---------------------------------------------------------------------------------
(Loss) income from continuing
operations before (benefit) provision for
income taxes and minority interest                   (4,988)        (38,616)            890           (3,783)        (41,509)

(Benefit) provision for income taxes                      - (I)      (5,313)            386                - (M)      (4,927)
                                                  ---------------------------------------------------------------------------------
(Loss) income from continung operations before
   minority interest                                 (4,988)        (33,303)            504           (3,783)        (36,582)
Minority interest                                                       229               -                              229
                                                  ---------------------------------------------------------------------------------

Net (loss) income from continuing operations         (4,988)        (33,532)            504           (3,783)        (36,811)

Preferred stock dividends                                               191                                              191
Accretion of beneficial conversion feature
and to redemption value of redeemable
preferred stock - series c                                            3,857                                            3,857
                                                  ---------------------------------------------------------------------------------
Net income (loss) from continuing operations
available to common shareholders                  $  (4,988)      $ (37,580)          $ 504         $ (3,783)       $(40,859)
                                                  =================================================================================

Earnings per common share - basic
   (Loss) from continuing operations                                                                                  ($0.47)
Earnings per share - diluted
   (Loss) from continuing operations                                                                                  ($0.47)

Weighted average number of common
   shares outstanding - basic                        13,881 (J)                                        6,427 (N)      86,145

Weighted average number of common
   shares outstanding - diluted                      13,881 (K)                                        6,427 (O)      86,145



The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the consolidated results of operations for the year as if the acquistions of Compec and Pacific and the merger of Destron occurred on January 1, 2000.

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

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE AS FOLLOWS:

(A) Represents the historical unaudited condensed combined results of Compec for the five months ended May 31, 2000. Compec was acquired by the Company effective June 1, 2000.

(B) The $638 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $15,313 of goodwill recorded on the Company's books related to the Compec acquisition over a ten year period.

(C) The $310 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at the Company's effective interest rate of 8.41%.

(D) The $124 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(E) The 2,012 shares represents the weighted average effect of the 4,829 shares of the Company's common stock issued to Compec's shareholders for the pro-forma period beginning January 1, 2000 to May 31, 2000.

(F) There were no potential dilutive common shares issued or assumed by the Company in connection with the acquisition of Compec.

(G) Represents the historical unaudited condensed combined results of Deston for the period from January 1, 2000 to September 7, 2000. Destron was acquired by the Company effective September 8, 2000.

(H) The $4,988 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the period from January 1, 2000 to September 7, 2000, assuming straight line amortization of the $74,818 of goodwill over a 10 year period and taking into consideration the $58 of goodwill amortization expense included in Destron's historical statement of operations.

(I) The amortization of goodwill related to the Destron acquisition is not deductible and therefore receives no tax benefit.

(J) Includes the 20,501 shares of the Company's common stock issued to Destron shareholders. Each share of Destron's common stock was exchanged for 1.5 shares of the Company's common stock. Also includes 320 shares of the Company's common stock that were issued in payment of a finder's fee. The 13,881 shares represents the weighted average effect of the 20,501 shares for the pro-forma period beginning January 1, 2000 to September 7, 2001.

(K) The diluted potential common shares were not uncluded in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of Destron options and warrants of 1,804 which were converted into 1.5 shares of the Company's common stock.

(L) The $3,783 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $25,220 of goodwill over a 5 year period.

(M) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(N) The 6,427 shares represents the weighted average effect of the 8,569 shares of the Company's common stock issued to Pacific shareholders for the pro-forma period beginning January 1, 2000 to September 30, 2000.

(O) There were no potential dulited common shares issued or assumed by the Company in connection with the acquisition of Pacific.









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